Exhibit 99.1
10x Genomics Announces Preliminary Select Third Quarter 2024 Results

PLEASANTON, Calif., October 9, 2024 – 10x Genomics, Inc. (Nasdaq: TXG), a leader in single cell and spatial biology, today announced preliminary select results for the third quarter ended September 30, 2024.

Preliminary Select Third Quarter 2024 Results
•Revenue of approximately $151.7 million for the third quarter ended September 30, 2024, representing an approximate 1% decrease from the corresponding prior year period.
•Preliminary revenue by source for the third quarter is expected to be as follows:
◦Instruments revenue of approximately $19.1 million, representing a 46% decrease from the corresponding prior year period. Instruments revenue consists of approximately $7.6 million of Chromium instruments revenue and $11.4 million of Spatial instruments revenue.
◦Consumables revenue of approximately $126.2 million, representing 10% growth over the corresponding prior year period. Consumables revenue consists of approximately $96.5 million of Chromium consumables revenue and $29.7 million of Spatial consumables revenue.
◦Services revenue of approximately $6.4 million, representing 48% growth over the corresponding prior year period.
•Preliminary revenue by geography for the third quarter is expected to be as follows:
◦Americas revenue of approximately $87.8 million, an 11% decrease from the prior year period.
◦EMEA revenue of approximately $37.9 million, an 18% increase over the prior year period.
◦APAC revenue of approximately $26.0 million, a 15% increase over the prior year period.
•Cash and cash equivalents of approximately $398 million as of September 30, 2024.

“Third quarter revenue fell short of our expectations,” said Serge Saxonov, Co-founder and CEO of 10x Genomics. “The previously announced modifications we made to our commercial processes and organization to increase effectiveness represented a significant change in how we engage with customers. The transition was more disruptive than we anticipated, especially in the Americas. At the same time, our customers continue to be cautious with their spending, particularly around capital purchases, which notably impacted instrument sales during the quarter. Despite these near-term headwinds, we are confident in the opportunity ahead and believe the steps we are taking will enable us to reach more customers, execute consistently across the portfolio and drive the broad democratization of our technologies."

Preliminary Select Results Subject to Adjustment
10x Genomics, Inc. has not completed preparation of its financial statements for the third quarter 2024. The select results presented in this news release for the quarter are preliminary and unaudited and are thus inherently uncertain and subject to change as we complete preparation of our financial statements for the third quarter ended September 30, 2024. 10x Genomics, Inc. is in the process of completing its customary close and review procedures for the quarter ended September 30, 2024, and there can be no assurance that final results for this period will not differ from these estimates. During the course of the preparation of 10x Genomics, Inc.'s consolidated financial statements and related notes for the quarter ended September 30, 2024, we may identify items that could cause final reported results to be materially different from the preliminary financial results presented herein.

2024 Financial Guidance
10x Genomics will discuss its full year 2024 guidance when it reports its full financial results for third quarter 2024 in connection with its earnings call on Tuesday, October 29.

Webcast and Conference Call Information
10x Genomics will host a conference call to discuss its third quarter 2024 results, business developments and outlook after market close on Tuesday, October 29, 2024 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.

About 10x Genomics
10x Genomics is a life science technology company building products to accelerate the mastery of biology and advance human health. Our integrated solutions include instruments, consumables and software for single cell and spatial biology, which help academic and translational researchers and biopharmaceutical companies understand biological systems at a resolution and scale that matches the complexity of biology. Our products are behind breakthroughs in oncology, immunology, neuroscience and more, fueling powerful discoveries that are transforming the world’s understanding of health and disease. To learn more, visit 10xgenomics.com or connect with us on LinkedIn or X (Twitter).

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which fall under the "safe harbor" provisions of those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "might," "will," "should," "expect," "plan," "anticipate," "see," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential," “would,” “likely,” “seek” or "continue" or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding 10x Genomics’ organization and organizational restructuring, commercial execution, opportunities and adoption of 10x Genomics products and services. These statements are based on management's current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors. Other risks and uncertainties that could affect 10x Genomics' financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents 10x Genomics files with the Securities and Exchange Commission from time to time. Although 10x Genomics believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. The forward-looking statements in this press release are based on information available to 10x Genomics as of the date hereof, and 10x Genomics disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics' views as of any date subsequent to the date of this press release.

Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, our website (www.10xgenomics.com), press releases, public conference calls, public webcasts and our social media accounts as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com
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